EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Fourth Quarter 2023 Results

MATTOON, Ill., Jan. 25, 2024 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter and year ended December 31, 2023.

Highlights

  Net income of $18.1 million, or $0.76 diluted EPS
  Adjusted net income (non-GAAP) of $22.4 million, or $0.94 diluted EPS
  Completed the merger and integration of Blackhawk Bank (“Blackhawk”)
  Sold additional bonds to reposition balance sheet helping drive a strong net interest margin of 3.33%
  Strong asset quality performance continued with minimal net charge offs for the quarter
  Board of Directors declares regular quarterly dividend of $0.23 per share

“We capped off 2023 with a strong quarter of financial results,” said Joe Dively, Chairman and Chief Executive Officer. “This was the first full quarter inclusive of Blackhawk and the value of the transaction is evident in our results. We completed another step in the Blackhawk related balance sheet repositioning by selling additional bonds with proceeds of $79.7 million used to reduce brokered CDs and wholesale borrowings, improving our net interest margin.”

“During the quarter, we completed the merger of Blackhawk into First Mid Bank & Trust and the related core system conversion. Our employees worked extremely hard to make the transition as seamless as possible for our customers in what was our largest, most complex integration. I am proud of the efforts of our team and their support of our customers,” Dively concluded.

Net Interest Income
Net interest income for the fourth quarter of 2023 increased by $7.0 million, or 13.9% compared to the third quarter of 2023. Interest income and interest expense increased in the quarter by $9.5 million and $2.5 million, respectively. The increase in interest income was primarily driven by the addition of Blackhawk, loan growth, and the repricing of loans with higher interest rates. Accretion income for the quarter was $4.6 million, an increase compared to $2.6 million in the prior quarter. The increase in interest expense was primarily driven by the addition of Blackhawk and higher interest rates. During the quarter, the Company sold $79.7 million of bonds and used the proceeds to payoff maturing brokered CDs and wholesale borrowings.

In comparison to the fourth quarter of 2022, net interest income increased $11.8 million, or 25.8%. The increase was primarily driven by the addition of Blackhawk. For the same period, interest income increased by $29.2 million, while interest expense increased $17.4 million.

Net Interest Margin
Net interest margin, on a tax equivalent basis (non-GAAP), was 3.33% for the fourth quarter of 2023, which was 27 basis points higher compared to the prior quarter. Earning asset yields increased by 29 basis points and the average cost of funds increased 2 basis points.

In comparison to the fourth quarter of last year, the net interest margin increased 26 basis points, with an average earning asset increase of 111 basis points versus the average cost of funds increase of 85 basis points.

Loan Portfolio
Total loans ended the quarter at $5.58 billion, representing an increase of $40.5 million. The growth was spread among several categories with the largest increase in Ag operating loans. Overall, loan demand slightly improved and we saw an increase in line draws during the period. Most of the new originations and renewed loans in the period were at rates in the 8.00% to 8.50% range.

Asset Quality
The fourth quarter was another strong period with respect to the Company’s asset quality metrics. The allowance for credit losses (“ACL”) increased by $0.4 million to $68.7 million with an ending ACL to total loans ratio of 1.23%. In addition to the ACL, an unearned discount of $49.9 million remains at quarter end. Provision expense was recorded in the amount of $0.6 million with net charge offs of $0.1 million in the quarter. Also, at the end of the fourth quarter, the ratio of non-performing loans to total loans was 0.36%, and the ACL to non-performing loans was 341.19%.   The ratio of nonperforming assets to total assets was 0.28% and nonperforming loans were $20.1 million at quarter end. For the quarter, special mention loans were $74.1 million and substandard loans were $28.9 million.

Deposits
Total deposits ended the quarter at $6.12 billion, which represented a decrease of $222.7 million from the prior quarter. Of the decline, $73.2 million came from time deposits, including brokered, where the Company used proceeds from its bond sales to pay these off at maturity. The remaining portion of the decline in balances was driven primarily by seasonal cash flow operating needs of commercial customers. Noninterest bearing deposits increased by $9.2 million in the quarter. The Company’s average rate on cost of funds increased to 1.85% compared to 1.83% in the prior quarter and 1.00% in the fourth quarter of 2022.

Noninterest Income
Noninterest income represented 31% of our total net revenues for the year.

Noninterest income for the fourth quarter of 2023 was $21.8 million compared to $23.1 million in the third quarter of 2023.   Excluding securities gains for both periods, noninterest income increased $2.1 million in the current quarter. The increase was primarily driven by the full quarter benefit of Blackhawk, along with higher insurance revenues.

In comparison to the fourth quarter of 2022, noninterest income increased $3.6 million, or 19.6%, due to a combination of organic growth and the addition of Blackhawk’s operating costs for the period.

Noninterest Expenses
Noninterest expense for the fourth quarter of 2023 totaled $57.0 million compared to $47.1 million in the prior quarter. The increase was primarily driven by the full quarter of Blackhawk and approximately $5.6 million in nonrecurring acquisition related costs.

In comparison to the fourth quarter of 2022, noninterest expenses increased $17.7 million. In addition to $5.6 million in nonrecurring integration related costs during the period, the increase was primarily driven by the addition of Blackhawk.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the fourth quarter 2023 was 58.9% compared to 58.6% in the prior quarter and 58.1% for the same period last year.

Capital Levels, Dividend and Taxes
The Company’s capital levels remained strong and above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	14.84%
Tier 1 capital to risk-weighted assets	12.02%
Common equity tier 1 capital to risk-weighted assets	11.62%
Leverage ratio	9.33%

Tangible book value per share increased in the period to $22.20 on a combination of both earnings growth and improvement in the unrealized loss position in the bond portfolio impacting accumulated other comprehensive income (“AOCI”).

The Company’s Board of Directors approved a regular quarterly dividend of $0.23 payable on March 1, 2024 for shareholders of record on February 16, 2024.

The Company’s effective tax rate for the fourth quarter was 16.6% and 22.0% for the year. The lower rate in the current period was primarily due to $0.8 million of refunds for amendments filed on Wisconsin state taxes.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $7.6 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 159 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; and the impact of the global COVID-19 pandemic on First Mid’s businesses. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

– Tables Follow –

	FIRST MID BANCSHARES, INC.
	Condensed Consolidated Balance Sheets
	(In thousands, unaudited)

	As of
	December 31,	September 30,	December 31,
	2023	2023	2022

Assets
Cash and cash equivalents	$143,064	$383,237	$152,433
Investment securities	1,179,402	1,226,746	1,223,720
Loans (including loans held for sale)	5,580,565	5,540,065	4,826,212
Less allowance for credit losses	(68,675)	(68,241)	(59,093)
Net loans	5,511,890	5,471,824	4,767,119
Premises and equipment, net	101,396	102,004	90,473
Goodwill and intangibles, net	264,231	267,793	169,897
Bank owned life insurance	166,125	165,022	151,756
Other assets	220,686	238,668	188,817
Total assets	$7,586,794	$7,855,294	$6,744,215

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,398,234	$1,389,022	$1,256,514
Interest bearing	4,725,425	4,957,302	4,000,487
Total deposits	6,123,659	6,346,324	5,257,001
Repurchase agreement with customers	213,721	214,978	221,414
Other borrowings	263,787	364,953	465,071
Junior subordinated debentures	24,058	24,003	19,364
Subordinated debt	106,755	106,648	94,553
Other liabilities	61,610	60,440	53,657
Total liabilities	6,793,590	7,117,346	6,111,060

Total stockholders' equity	793,204	737,948	633,155
Total liabilities and stockholders' equity	$7,586,794	$7,855,294	$6,744,215

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$78,676	$53,128	$262,423	$185,869
Interest on investment securities	8,515	7,285	32,119	29,380
Interest on federal funds sold & other deposits	2,736	296	5,624	642
Total interest income	89,927	60,709	300,166	215,891
Interest expense:
Interest on deposits	25,900	9,227	77,294	18,813
Interest on securities sold under agreements to repurchase	1,754	1,163	6,565	1,795
Interest on other borrowings	3,073	3,345	16,789	6,193
Interest on jr. subordinated debentures	545	315	1,859	868
Interest on subordinated debt	1,193	987	4,196	3,945
Total interest expense	32,465	15,037	106,703	31,614
Net interest income	57,462	45,672	193,463	184,277
Provision for credit losses	552	805	6,104	4,806
Net interest income after provision for loan	56,910	44,867	187,359	179,471
Non-interest income:
Wealth management revenues	4,998	6,201	20,793	22,492
Insurance commissions	5,398	4,719	24,814	21,622
Service charges	3,298	2,375	10,881	9,112
Net securities gains/(losses)	46	(48)	3,383	33
Mortgage banking revenues	954	65	2,282	1,190
ATM/debit card revenue	4,233	3,209	14,347	12,422
Other	2,841	1,686	10,286	7,811
Total non-interest income	21,768	18,207	86,786	74,682
Non-interest expense:
Salaries and employee benefits	29,925	23,610	104,962	98,594
Net occupancy and equipment expense	7,977	6,126	26,946	24,257
Net other real estate owned (income) expense	800	87	1,862	330
FDIC insurance	1,015	464	3,339	1,805
Amortization of intangible assets	3,560	1,537	9,127	6,290
Stationary and supplies	404	298	1,346	1,295
Legal and professional expense	2,065	1,607	7,379	6,996
ATM/debit card expense	1,332	1,309	5,322	4,300
Marketing and donations	679	681	3,005	2,999
Other	9,268	3,653	22,452	15,995
Total non-interest expense	57,025	39,372	185,740	162,861
Income before income taxes	21,653	23,702	88,405	91,292
Income taxes	3,582	3,063	19,470	18,340
Net income	$18,071	$20,639	$68,935	$72,952

Per Share Information
Basic earnings per common share	$0.76	$1.01	$3.17	$3.62
Diluted earnings per common share	0.76	1.01	3.15	3.60

Weighted average shares outstanding	23,837,853	20,461,046	21,780,217	20,169,077
Diluted weighted average shares outstanding	23,921,758	20,535,220	21,868,788	20,243,635

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Interest income:
Interest and fees on loans	$78,676	$69,143	$58,368	$56,236	$53,128
Interest on investment securities	8,515	9,284	7,193	7,127	7,285
Interest on federal funds sold & other deposits	2,736	2,011	569	308	296
Total interest income	89,927	80,438	66,130	63,671	60,709
Interest expense:
Interest on deposits	25,900	22,047	16,580	12,767	9,227
Interest on securities sold under agreements to repurchase	1,754	1,625	1,723	1,463	1,163
Interest on other borrowings	3,073	4,749	4,084	4,883	3,345
Interest on jr. subordinated debentures	545	545	390	379	315
Interest on subordinated debt	1,193	1,029	986	988	987
Total interest expense	32,465	29,995	23,763	20,480	15,037
Net interest income	57,462	50,443	42,367	43,191	45,672
Provision for credit losses	552	5,911	458	(817)	805
Net interest income after provision for loan	56,910	44,532	41,909	44,008	44,867
Non-interest income:
Wealth management revenues	4,998	4,940	5,341	5,514	6,201
Insurance commissions	5,398	5,199	5,737	8,480	4,719
Service charges	3,298	2,994	2,386	2,203	2,375
Securities gains, net	46	3,389	(6)	(46)	(48)
Mortgage banking revenues	954	846	332	150	65
ATM/debit card revenue	4,233	3,766	3,265	3,083	3,209
Other	2,841	1,919	2,431	3,095	1,686
Total non-interest income	21,768	23,053	19,486	22,479	18,207
Non-interest expense:
Salaries and employee benefits	29,925	25,422	23,544	26,071	23,610
Net occupancy and equipment expense	7,977	6,929	6,035	6,005	6,126
Net other real estate owned (income) expense	800	902	27	133	87
FDIC insurance	1,015	785	1,076	463	464
Amortization of intangible assets	3,560	2,568	1,477	1,522	1,537
Stationary and supplies	404	335	315	292	298
Legal and professional expense	2,065	1,844	1,780	1,690	1,607
ATM/debit card expense	1,332	1,751	1,016	1,223	1,309
Marketing and donations	679	764	908	654	681
Other	9,268	5,796	3,864	3,524	3,653
Total non-interest expense	57,025	47,096	40,042	41,577	39,372
Income before income taxes	21,653	20,489	21,353	24,910	23,702
Income taxes	3,582	5,372	4,786	5,730	3,063
Net income	$18,071	$15,117	$16,567	$19,180	$20,639

Per Share Information
Basic earnings per common share	$0.76	$0.68	$0.81	$0.94	$1.01
Diluted earnings per common share	0.76	0.68	0.80	0.93	1.01

Weighted average shares outstanding	23,837,853	22,220,438	20,528,717	20,492,254	20,461,046
Diluted weighted average shares outstanding	23,921,758	22,319,334	20,628,239	20,563,972	20,535,220

	FIRST MID BANCSHARES, INC.
	Consolidated Financial Highlights and Ratios
	(Dollars in thousands, except per share data)
	(Unaudited)
	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

Loan Portfolio
Construction and land development	$205,077	$189,206	$151,574	$159,157	$144,264
Farm real estate loans	391,132	399,834	392,220	401,957	410,327
1-4 Family residential properties	542,469	531,699	418,932	424,545	440,180
Multifamily residential properties	319,129	327,067	303,482	301,808	294,346
Commercial real estate	2,384,704	2,392,834	2,056,529	2,003,647	2,030,011
Loans secured by real estate	3,842,511	3,840,640	3,322,737	3,291,114	3,319,128
Agricultural operating loans	196,272	179,447	148,318	146,847	166,838
Commercial and industrial loans	1,266,159	1,242,653	1,094,522	1,078,021	1,082,960
Consumer loans	91,014	99,542	80,241	88,430	97,775
All other loans	184,609	177,783	167,598	156,219	159,511
Total loans	5,580,565	5,540,065	4,813,416	4,760,631	4,826,212

Deposit Portfolio
Non-interest bearing demand deposits	$1,398,234	$1,389,022	$1,171,047	$1,262,181	$1,256,514
Interest bearing demand deposits	1,837,296	1,940,162	1,477,765	1,419,791	1,389,283
Savings deposits	710,586	734,377	602,523	639,691	636,699
Money Market	1,129,950	1,161,957	923,259	878,452	1,267,726
Time deposits	1,047,593	1,120,806	1,044,991	830,663	706,779
Total deposits	6,123,659	6,346,324	5,219,585	5,030,778	5,257,001

Asset Quality
Non-performing loans	$20,128	$21,269	$18,637	$15,163	$19,170
Non-performing assets	21,292	23,565	22,615	19,225	23,539
Net charge-offs (recoveries)	118	181	(38)	53	489
Allowance for credit losses to non-performing loans	341.19%	320.85%	315.07%	383.98%	308.26%
Allowance for credit losses to total loans outstanding	1.23%	1.23%	1.22%	1.22%	1.22%
Nonperforming loans to total loans	0.36%	0.38%	0.39%	0.32%	0.40%
Nonperforming assets to total assets	0.28%	0.30%	0.34%	0.29%	0.35%
Special Mention loans	74,050	73,732	40,687	47,022	39,853
Substandard and Doubtful loans	28,945	30,575	28,255	29,931	34,352

Common Share Data
Common shares outstanding	23,827,137	23,830,038	20,528,192	20,519,717	20,452,376
Book value per common share	$33.29	$30.97	$32.18	$32.26	$30.96
Tangible book value per common share (1)	22.20	19.73	23.48	24.05	22.65
Tangible book value per common share excluding other comprehensive income at period end (1)	27.93	27.24	30.87	30.77	30.06
Market price of stock	34.66	26.56	24.14	27.22	32.08

Key Performance Ratios and Metrics
End of period earning assets	$6,780,160	$7,007,282	$6,023,553	$5,995,674	$6,063,953
Average earning assets	6,948,309	6,593,781	6,049,626	6,052,264	6,000,106
Average rate on average earning assets (tax equivalent)	5.18%	4.89%	4.43%	4.32%	4.07%
Average rate on cost of funds	1.85%	1.83%	1.59%	1.38%	1.00%
Net interest margin (tax equivalent) (1)	3.33%	3.06%	2.84%	2.94%	3.07%
Return on average assets	0.93%	0.90%	0.99%	1.15%	1.24%
Adjusted return on average assets (1)	1.16%	0.94%	1.03%	1.18%	1.25%
Return on average common equity	9.76%	8.70%	10.07%	12.11%	13.51%
Adjusted return on average common equity (1)	12.11%	9.82%	10.42%	11.92%	13.60%
Efficiency ratio (tax equivalent) (1)	58.91%	58.60%	60.37%	59.01%	58.07%
Full-time equivalent employees	1,187	1,224	995	988	1,043

[1] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended December 31, 2023
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$186,849	$2,560	5.44%
Federal funds sold	8,842	122	5.47%
Certificates of deposits investments	1,630	54	13.14%
Investment Securities:
Taxable (total less municipals)	946,620	6,522	2.76%
Tax-exempt (Municipals)	259,662	2,524	3.89%
Loans (net of unearned income)	5,544,706	78,938	5.65%

Total interest earning assets	6,948,309	90,720	5.18%

NONEARNING ASSETS
Cash and due from banks	137,282
Premises and equipment	101,641
Other nonearning assets	618,063
Allowance for loan losses	(68,584)

Total assets	$7,736,711

INTEREST BEARING LIABILITIES
Demand deposits	$2,999,731	$16,077	2.13%
Savings deposits	724,347	190	0.10%
Time deposits	1,074,569	9,633	3.56%
Total interest bearing deposits	4,798,647	25,900	2.14%
Repurchase agreements	230,977	1,754	3.01%
FHLB advances	336,939	3,060	3.60%
Federal funds purchased	-	1	0.00%
Subordinated debt	106,684	1,193	4.44%
Jr. subordinated debentures	24,029	545	9.00%
Other debt	-	12	0.00%
Total borrowings	698,629	6,565	3.73%
Total interest bearing liabilities	5,497,276	32,465	2.34%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,463,572	Average cost of funds	1.85%
Other liabilities	35,248
Stockholders' equity	740,615

Total liabilities & stockholders' equity	$7,736,711

Net Interest Earnings / Spread		$58,255	2.84%

Impact of Non-Interest Bearing Funds			0.49%

Tax effected yield on interest earning assets			3.33%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

Net interest income as reported	$57,462	$50,443	$42,367	$43,191	$45,672
Net interest income, (tax equivalent)	58,255	51,212	43,109	43,947	46,464
Average earning assets	6,948,309	6,593,781	6,049,626	6,052,264	6,000,106
Net interest margin (tax equivalent)	3.33%	3.06%	2.84%	2.94%	3.07%

Common stockholder's equity	$793,204	$737,948	$660,687	$661,865	$633,155
Goodwill and intangibles, net	264,231	267,793	178,615	168,373	169,897
Common shares outstanding	23,827	23,830	20,528	20,520	20,452
Tangible Book Value per common share	$22.20	$19.73	$23.48	$24.05	$22.65
Accumulated other comprehensive loss (AOCI)	(136,427)	(178,903)	(151,566)	(137,901)	(151,507)
Adjusted tangible book value per common share	$27.93	$27.24	$30.87	$30.77	$30.06

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Adjusted earnings Reconciliation
Net Income - GAAP	$18,071	$15,117	$16,567	$19,180	$20,639
Adjustments (post-tax): (1)
Acquisition ACL on non-PCD assets in provision expense	-	2,985	-	-	-
Nonrecurring severance expense	-	-	-	416	-
Net (gain)/loss on securities sales	(36)	(2,677)	-	-	-
Integration and acquisition expenses	4,385	1,653	589	135	131
Total non-recurring adjustments (non-GAAP)	$4,348	$1,962	$589	$551	$131

Adjusted earnings - non-GAAP	$22,419	$17,079	$17,156	$19,731	$20,770
Adjusted diluted earnings per share (non-GAAP)	$0.94	$0.77	$0.83	$0.96	$1.01
Adjusted return on average assets - non-GAAP	1.16%	0.94%	1.03%	1.18%	1.25%
Adjusted return on average common equity - non-GAAP	12.11%	9.82%	10.42%	11.92%	13.60%

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$57,025	$47,096	$40,042	$41,577	$39,372
Other real estate owned property income (expense)	(800)	(902)	(27)	(133)	(87)
Amortization of intangibles	(3,560)	(2,568)	(1,477)	(1,522)	(1,537)
Nonrecurring severance expense	-	-	-	(527)	-
Integration and acquisition expenses	(5,550)	(2,093)	(745)	(171)	(166)
Adjusted noninterest expense (non-GAAP)	$47,115	$41,533	$37,793	$39,224	$37,582

Net interest income -GAAP	$57,462	$50,443	$42,367	$43,192	$45,672
Effect of tax-exempt income (1)	793	769	742	755	792
Adjusted net interest income (non-GAAP)	$58,255	$51,212	$43,109	$43,947	$46,464

Noninterest income - GAAP	$21,768	$23,053	$19,486	$22,479	$18,207
Net (gain)/loss on securities sales	(46)	(3,389)	6	46	48
Adjusted noninterest income (non-GAAP)	$21,722	$19,664	$19,492	$22,525	$18,255

Adjusted total revenue (non-GAAP)	$79,977	$70,876	$62,601	$66,472	$64,719

Efficiency ratio (non-GAAP)	58.91%	58.60%	60.37%	59.01%	58.07%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.